Exhibit 23.1

JP CENTURION & PARTNERS

JP CENTURION & PARTNERS PLT
Reg. No: 202006000025 (LLP0025093-LCA) & AF 002366
Chartered Accountants
A Firm registered with Malaysian Institute of Accountants and US PCAOB

No. 36G-2, Jalan Radin Anum
Bandar Baru Sri Petaling
57000 Kuala Lumpur
Malaysia
Tel: +603 9057 3131

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated October 22, 2024 in the Registration Statement on Form 20-F, under the Securities Act of 1933 (File No. 333-268366) with respect to the consolidated balance sheets of Angkasa-X Holdings Corp. and its subsidiaries (collectively the "Company") as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income, shareholders' equity, and cash flows for the years ended December 31, 2023 and 2022, and the related notes included herein. We also consent to the reference to us under the heading "Experts" in such Registration Statements.

/s/ JP Centurion & Partners PLT

JP Centurion & Partners PLT (PCAOB: 6723)
Kuala Lumpur, Malaysia
October 24, 2024